UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 23, 1996



                              CAVALIER HOMES, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                   1-9792                       63-0949734
(State or other jurisdiction     (Commission                   (IRS Employer
     of incorporation)           File Number)               Identification No.)



                       Highway 41 North and Cavalier Road
                             Addison, Alabama 35540
          (Address, including zip code, of principal executive offices)


       Registrant's telephone number, including area code: (205) 747-1575

Item 5. Other Events.

     On October 23, 1996, the Board of Directors of Cavalier Homes, Inc. (the "Company") authorized and declared a dividend of one Right (a "Right") for each outstanding share of Common Stock, par value $0.10 per share, of the Company (the "Common Shares"). The dividend is payable on November 6, 1996 (the "Record Date") to the holders of record of the Common Shares at the close of business on that date. In addition, the Company has authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined). When exercisable each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Shares"), at a price of $80 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20 percent or more of the outstanding Common Shares and (ii) 10 business days following the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 20 percent or more of the outstanding Common Shares (the earlier of such dates being herein referred to as the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding on or after the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on November 6, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundreds of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be subject to redemption by the Company. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $0.01 per share but will be entitled to an aggregate dividend of 100 multiplied times the dividend declared per Common Share. In the event of liquidation, the holder of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1.00 per share but will be entitled to an aggregate payment of 100 multiplied times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 multiplied times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     In the event that the Company is acquired in a merger or other business combination transaction or 50 percent or more of its consolidated assets or earning power are sold after a person or group of affiliated or associated persons has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise, price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be null and void and nontransferable), will thereafter have the right to receive upon exercise that number of Common Shares of the Company having a market value of two times the exercise price of the Right.

     At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50 percent or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become null and void and nontransferable), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in such Purchase Price. The Company may, but shall not be required to, issue fractions of a Preferred Share (other than one one-hundredth of a Preferred Share or any integral multiple thereof, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the close of business on the tenth day following a public announcement that an Acquiring Person has become such an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The time at which the Rights are redeemed by the Company is herein referred to as the "Redemption Date." Under certain circumstances, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (as defined below). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price.

     The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the adoption of the Rights Plan and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

     The terms of the Rights may be amended by the Board of Directors in any manner prior to the Distribution Date, except for a supplement or amendment that changes the Redemption Price or provides for an earlier expiration date for the Rights. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable. Under certain circumstances set forth in the Rights Agreement, the Rights Agreement may be supplemented or amended only if (A) there are Continuing Directors then in office and (B) the Board of Directors of the Company, with the concurrence of a majority of the Continuing Directors, determines that such supplement or amendment is in the best interests of the Company and its stockholders.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Preferred Shares shall rank, with respect to the payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of preferred stock of the Company, unless the Board of Directors of the Company shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of any such other series and the qualifications, limitations and restrictions thereof.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated October 29, 1996. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

     As of October 29, 1996, there were 9,715,496 shares issued and outstanding, and an aggregate of an additional 2,111,154 Common Shares reserved for issuance under the Company's employee stock option plans, non-employee director stock option plan and agreements, employee stock purchase plan and key employee stock incentive plan. One Right will be distributed to holders of the Common Stock for each Common Share owned of record by them on November 6, 1996. One Right will be issued with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date. In certain circumstances, the Company may issue rights with respect to Common Shares issued following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date. The Company's Board of Directors has initially reserved for issuance upon exercise of the Rights 200,000 Preferred Shares, which number is subject to adjustment from time to time in accordance with the Rights Agreement.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors nor should the Rights interfere with any merger or business combination approved by the Board prior to an Acquiring Person's acquiring 20 percent or more of the Common Shares.

     A copy of the Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights is filed as an Exhibit to this Form 8-K and incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

     Item     Exhibit

       4. Rights Agreement, dated as of October 23, 1996, between Cavalier Homes, Inc. and ChaseMellon Shareholder Services, L.L.C.

      99.     Press Release, dated October 23, 1996.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CAVALIER HOMES, INC.


Date: October 29, 1996             By:/s/ David A. Roberson
                                      ---------------------------------
                                      David A. Roberson, Chief Financial Officer
                                          and Secretary-Treasurer

                                INDEX TO EXHIBITS



Item
Number                          Exhibit

  4 Rights Agreement, dated as of October 23, 1996 between Cavalier Homes, Inc. and ChaseMellon Shareholder Services, L.L.C.

 99              Press Release, dated October 23, 1996.